UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2013

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Seven Arts Entertainment Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-34250	45-3138068
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8439 Sunset Boulevard, 4th Floor, West Hollywood, CA 90069

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 323 372 3080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 19, 2013, we announced that Peter Hoffman will be taking a leave of absence as Chief Executive Officer

Peter Hoffman has taken a leave of absence as chief executive officer of the Company, effective today, for the next six months to seek opportunities for the Company and to assist as a producer of the Company’s motion picture projects. Mr. Hoffman has waived his right to salary during this period, but will retain all other benefits of his employment agreement with the Company. Mr. Hoffman will be available to the Company as a consultant at no charge and will continue to act as counsel for the Company on various legal matters, for which he will be separately compensated. Kate Hoffman has been appointed as acting Chief Executive Officer during this period. Vince Vellardita will continue as President and Chairman.

A press release dated June 19, 2013, that announced the corporate actions is furnished as Exhibit 99.1.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Seven Arts Entertainment Inc.

June 19, 2013	By:	/s/ Kate Hoffman
Kate Hoffman
Chief Executive Officer

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